ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100518594-75
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/14/2010 1:30 PM
	Entity Number C1551-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

TRAI THIEN USA INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock, $.001 par value per share, 199,000,000 shares authorized
Preferred Stock, $.001 par value per share, 1,000,000 shares authorized

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock, $.001 par value per share, 1,393,000,000 shares authorized
Preferred Stock, $.001 par value per share, 1,000,000 shares authorized

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Seven (7) post-change shares of common stock will be issued in exchange for one (1) pre-change share of common stock. No shares of preferred stock are currently issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the exchange will be rounded down to the nearest whole share.

7. Effective date of filing: (optional) July 16, 2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President and Chairman

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.